UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2023
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.    Changes in Registrant’s Certifying Accountant

(a) The Audit Committee of the Board of Directors of Sonic Automotive, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Several firms were invited to participate in this process including KPMG LLP (“KPMG”), which has served as the Company’s independent registered public accounting firm since 2014.
As a result of this process, following the review and evaluation of the proposals from the participating firms, on March 17, 2023, the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm, effective immediately, and KPMG was notified of the dismissal on the same date.
KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2021 and December 31, 2022, and in the subsequent interim period through March 17, 2023, there were no (1) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its report, or (2) reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC), except as described in the following paragraph.
As previously disclosed in the Company’s Current Report on Form 8-K filed on October 28, 2022, the Company’s management identified a material weakness in certain internal controls over financial reporting related to the revenue recognition process at a single dealership acquired in December 2021. This material weakness resulted in a restatement of the Company’s unaudited condensed consolidated financial statements for the three months ended March 31, 2022 and the three and six months ended June 30, 2022, and was remediated as of December 31, 2022, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of KPMG’s letter dated March 21, 2023 is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) As a result of the competitive process noted above, the Audit Committee has engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm, effective as of March 21, 2023. Grant Thornton’s engagement will be for the Company’s fiscal year ending December 31, 2023 and related interim periods.
During the Company’s two most recent fiscal years ended December 31, 2021 and December 31, 2022, and for the subsequent interim period through March 21, 2023, neither the Company nor anyone on its behalf consulted Grant Thornton regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter of KPMG LLP, dated March 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

March 21, 2023	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel